Exhibit 5.01

September 12, 2013

Glu Mobile Inc.

45 Fremont St., Suite 2800

San Francisco, California 94105

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-170577) filed by Glu Mobile Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 12, 2010, as amended on November 18, 2010 and December 1, 2010 (the “Initial Registration Statement”) and the registration statement on Form S-3 (File No. 333-191108) filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 11, 2013 (the “Rule 462(b) Registration Statement”) (the Initial Registration Statement, including all amendments and exhibits thereto, each as amended at the time the Initial Registration Statement became effective on December 3, 2010, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, at the time the Initial Registration Statement became effective, and including the information deemed to be part of the Initial Registration Statement at the time it became effective pursuant to Rule 430B under the Securities Act, together with the Rule 462(b) Registration Statement, including all exhibits thereto, at the time it became effective, is hereinafter collectively referred to as the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale, from time to time of securities publicly to purchasers in an amount not to exceed an aggregate offering price of up to $32,464,502. The Company currently proposes to sell up to an aggregate of 7,245,000 shares (the “Takedown Shares”) of the Company’s common stock, $0.0001 par value per share, under the Registration Statement (the “Offering”). The Takedown Shares will be sold to Canaccord Genuity Inc., Needham & Company, LLC and Roth Capital Partners, LLC (the “Underwriters”) pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and the Underwriters.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Third Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 26, 2007 (the “Restated Certificate”), and certified by the Delaware Secretary of State on September 10, 2013;

(2) the Company’s Amended and Restated Bylaws certified by the Company’s Secretary on September 11, 2013 (the “Restated Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the prospectus prepared in connection with the Initial Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement applicable to the Offering (together with the Base Prospectus, the “Prospectus”);

(5) the minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and the Restated Bylaws were approved;

Glu Mobile Inc.

September 12, 2013

(6) the minutes of meetings and actions by written consent of the Board and the Pricing Committee of the Board at which, or pursuant to which, (a) the Intial Registration Statement was approved, (b) the Rule 462(b) Registration Statement was approved, and (b) the sale and issuance of the Takedown Shares were adopted and approved;

(7) a certificate from the Company’s transfer agent, dated September 11, 2013, verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business on September 9, 2013, and a report from the Company, dated as of September 11, 2013, verifying the number of shares of the Company’s common stock subject to outstanding options, restricted stock units, warrants and of any rights to purchase the Company’s capital stock;

(8) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 10, 2013, stating that the Company is duly incorporated and in good standing under the laws of the State of Delaware and is in good standing and is duly authorized to transact business (the “Certificate of Good Standing”) and notice obtained September 11, 2013 from the Secretary of State of the State of Delaware (the “Bringdown”) that the information provided in the Certificate of Good Standing continues to be accurate as of such date;

(9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(10) the Current Report on Form 8-K to be filed by the Company with the Commission with which this opinion is filed as an exhibit (the “Form 8-K”);

(11) the Underwriting Agreement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We have also assumed that the certificates representing the Takedown Shares have been, or will be, if issued, properly signed by authorized officers of the Company or their agents. We assume that the issued Takedown Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Takedown Shares have been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register the transfer of the Takedown Shares to the purchasers of such Takedown Shares on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California and (iii) the existing Delaware General Corporation Law.

Glu Mobile Inc.

September 12, 2013

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing, the Bringdown and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Takedown Shares, the Registration Statement will remain effective under the Securities Act of 1933, as amended, that the registration thereunder will apply to such Takedown Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Takedown Shares.

In rendering the opinions below, we are opining only with respect to the specific legal issues expressly set forth in the numbered paragraphs below and we render no opinion, whether by implication, inference or otherwise, with respect to any other matter or matters.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2) Up to 7,245,000 Takedown Shares to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Takedown Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the examination described above in this letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP